Exhibit 99.3

Emdeon Inc.

OFFERS TO EXCHANGE

UP TO $375,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF 11% SENIOR NOTES DUE 2019, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), FOR ANY AND ALL OUTSTANDING 11% SENIOR NOTES DUE 2019

UP TO $375,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF 11 1/4% SENIOR NOTES DUE 2020, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OUTSTANDING 11 1/4% SENIOR NOTES DUE 2020

                    , 2012

To Our Clients:

Enclosed for your consideration are a Prospectus, dated                     , 2012 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”) relating to the offers (the “Exchange Offers”) by Emdeon Inc. (the “Issuer”) and certain domestic subsidiaries of the Issuer (the “Guarantors”) to exchange (i) up to $375,000,000 in aggregate principal amount of the Issuer’s 11% Senior Notes due 2019, guaranteed by the Guarantors, that have been registered under the Securities Act (the “Exchange 2019 Notes”) for an equal aggregate principal amount of the Issuer’s 11% Senior Notes due 2019, guaranteed by the Guarantors, that were originally sold pursuant to a private offering in November 2011, and (ii) up to $375,000,000 in aggregate principal amount of the Issuer’s 11 1/4% Senior Notes due 2020, guaranteed by the Guarantors, that have been registered under the Securities Act (the “Exchange 2020 Notes” and, together with the Exchange 2019 Notes, the “Exchange Notes”) for an equal aggregate principal amount of the Issuer’s 11 1/4% Senior Notes due 2020, guaranteed by the Guarantors, that were originally sold pursuant to a private offering in November 2011 (the “Outstanding 2020 Notes” and, together with the Outstanding 2019 Notes, the “Outstanding Notes”), in denominations of $2,000 and integral multiples of $1,000 in excess thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the enclosed Letter of Transmittal. The terms of the Exchange Notes are substantially identical (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offers, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to conditions set forth in the enclosed Prospectus, and the registration rights and additional interest provisions relating to the Outstanding Notes will not apply to them. The Outstanding Notes are guaranteed on a senior unsecured basis (the “Old Guarantees”) by the Guarantors, and the Exchange Notes will be guaranteed on a senior unsecured basis (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offers in exchange for the Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offers. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offers” include the Guarantors’ offers to exchange the New Guarantees for the Old Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Outstanding Notes” include the related Old Guarantees. The Issuer will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offers is subject to certain conditions described in the Prospectus.

This material is being forwarded to you as the beneficial owner of Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender Outstanding Notes in the Exchange Offers.

Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us do so, please so instruct us by completing, signing and returning to us the instruction form that appears below. If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes in your account. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Outstanding Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offers. THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2012, UNLESS THE EXCHANGE OFFERS IS EXTENDED BY THE ISSUER. The time the Exchange Offers expires is referred to as the “Expiration Date.” Tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS

TO REGISTERED HOLDER AND/OR DTC PARTICIPANT FROM BENEFICIAL OWNER OF 11% SENIOR NOTES DUE 2019 AND/OR 11 1/4% SENIOR NOTES DUE 2020

The undersigned beneficial owner acknowledge(s) receipt of your letter and the accompanying Prospectus, dated                     , 2012 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer by Emdeon Inc. (the “Issuer”) and certain domestic subsidiaries of the Issuer (the “Guarantors”) to exchange (the “Exchange Offers”) (i) up to $375,000,000 in aggregate principal amount of the Issuer’s 11% Senior Notes due 2019, guaranteed by the Guarantors, that have been registered under the Securities Act (the “Exchange 2019 Notes”) for an equal aggregate principal amount of the Issuer’s 11% Senior Notes due 2019, guaranteed by the Guarantors, that were originally sold pursuant to a private offering in November 2011, and (ii) up to $375,000,000 in aggregate principal amount of the Issuer’s 11 1/4% Senior Notes due 2020, guaranteed by the Guarantors, that have been registered under the Securities Act (the “Exchange 2020 Notes” and, together with the Exchange 2019 Notes, the “Exchange Notes”) for an equal aggregate principal amount of the Issuer’s 11 1/4% Senior Notes due 2020, guaranteed by the Guarantors, that were originally sold pursuant to a private offering in November 2011 (the “Outstanding 2020 Notes” and, together with the Outstanding 2019 Notes, the “Outstanding Notes”), in denominations of $2,000 and integral multiples of $1,000 in excess thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the enclosed Letter of Transmittal.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offers with respect to the Outstanding Notes held by you for the account of the undersigned.

Principal Amount of Outstanding Notes Held For Account Holder(s)	Principal Amount of Outstanding Notes To be Tendered*

*	Unless otherwise indicated, the entire principal amount of Outstanding Notes held for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that (i) any Exchange Notes acquired in exchange for Outstanding Notes will have been acquired in the ordinary course of business of the person receiving such Exchange Notes, (ii) at the time of the commencement or consummation of the applicable Exchange Offer, neither the holder of such Outstanding Notes nor, to the actual knowledge of any such holder, any other person who is receiving Exchange Notes from such holder has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes in violation of the provisions of the Securities Act, (iii) neither the holder of such Outstanding Notes nor, to the knowledge of such holder, any other person receiving Exchange Notes from such holder is an “affiliate,” as such term is defined in Rule 405 under the Securities Act, of the Issuer or any Guarantor, (iv) if such holder is not a broker-dealer, neither such holder nor, to the knowledge of such holder, any other person receiving Exchange Notes from such holder is engaging in or intends to engage in a distribution of the Exchange Notes, and (v) if such holder is a Participating Broker-Dealer, such holder has acquired the Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder).

If a holder of the Outstanding Notes is not acquiring the Exchange Notes in the ordinary course of business, has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act or is engaged in or intends to engage in a distribution of the Exchange Notes, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

SIGN HERE

Dated:

Signature(s):

Print Name(s):

Address:

(Please include Zip Code)

Telephone Number:

(Please include Area Code)

Taxpayer Identification or Social Security Number:

My Account Number With You: